Exhibit 23.4
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Form F-4 of Vivendi Universal of our report dated August 16, 2000 relating to the consolidated financial statements of The Seagram Company Ltd. for the year ended June 30, 2000, which appears in Vivendi's Registration Statement on Form 20-F as amended dated December 8, 2000 and which also appears in The Seagram Company Ltd. Current Report on Form 8-K dated August 17, 2000, which is incorporated by reference in Vivendi's Registration Statement on Form 20-F as amended dated December 11, 2000.


PricewaterhouseCoopers LLP
New York, New York
December 11, 2000